Exhibit 10.4

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO AN EXEMPTION UNDER, OR IN A TRANSACTION NOT SUBJECT TO, SAID ACT.

Q BIOMED, INC.

CONVERTIBLE NOTE

ORIGINAL ISSUE DATE: __________, 2016                                                                                                                      U.S. $_______

THIS CONVERTIBLE NOTE, (this “Note”) provided, dated and made effective as of _____________ (the “Effective Date”).

FROM:
Q BIOMED, INC., a company incorporated under the laws of the State of Nevada, U.S.A., and having an address for notice and delivery located at c/o SOVR Law, 501 Madison Avenue – 14th Floor, New York, NY 10022 (the “Borrower”);

TO	___________________, having an address for notice and for delivery located at, _______________________________including its successors or assigns, the “Lender”);

(the Borrower and the Lender being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

FOR VALUE RECEIVED, and subject to the other terms and conditions hereof, the Borrower hereby promises to pay to the Lender the aggregate sum of _______________________ (U.S.$____________), in lawful money of the United States (hereinafter referred to as the “Principal Sum”) or in Shares (as defined in Section 1(a) of this Note) or a combination thereof on or prior to the 18-month anniversary of the Effective Date (“Maturity Date”).

1. Material Terms.

(a)           Conversion. Subject to subparagraph (1)(a)(3) hereof, until the Maturity Date, the Lender has the exclusive right to elect conversion of any amount due under this Note, including the entire Principal Sum and Interest (each, a “Conversion”), into shares of the Borrower’s common stock (“Shares”) at a conversion price per share equal to:

(1)           the lesser of: (A) a forty percent (40%) discount to the average closing price for the ten (10) consecutive trading days immediately preceding the date a notice of Conversion (Exhibit A) is delivered via email or (B) one dollar fifty-five cents ($1.55) per share, but in no event shall the Conversion ever be lower than one dollar twenty-five cents ($1.25) per share (“Floor Price”); or

Exhibit 10.4, 1

(2)           five dollars ($5.00) per share if the average VWAP (as defined below) as calculated using the arithmetic average of the VWAPs for the ten (10) Trading Days immediately preceding the Maturity Date and shall automatically convert into such Shares on the Maturity Date.

(3)           If the Borrower’s Shares are up-listed to senior exchange such as the AMEX or NASDAQ, all monies due under this Note, including Principal Sum and Interest, shall automatically convert into Shares pursuant to the applicable formula in sub-paragraph (1) or (2) above.

(4)           If the average VWAP (as defined below) as calculated using the arithmetic average of the VWAPs for the ten (10) Trading Days immediately preceding the Maturity Date is less than one dollar twenty-five cents ($1.25) per share, then the Lender has the right to demand repayment of all monies due under this Note, including Principal and Interest.

(b) Interest. The Principal shall accrue at an annual interest rate of 10% (“Interest”).

(c) Payment with Shares. If a payment is to be made in Shares by way of a Conversion, then the number of Shares paid shall be in an amount equal to the amount of the Principal Sum and/or any accrued interest thereon that Lender elects to have paid in Shares divided by the Conversion Price. Pursuant to the prior provisions regarding Conversion, all Shares shall be delivered to Lender or its designated broker within five Trading Days of the date on which the Lender notifies the Borrower of its election to convert all or a portion of this Note (the “Conversion Date”).

(d) Failure to deliver Shares.  If the Lender informs the Borrower that a payment is to be made in Shares by way of a Conversion and the Lender or its counsel provides the Borrower’s transfer agent with an opinion that such Shares may be delivered without transfer restrictions, but the Borrower fails to deliver the Shares in accordance herewith (a “Delivery Failure”) AND the Borrower fails to cure such Delivery Failure within 10 business days from the date of such Delivery Failure, then such shall constitute a default hereunder, and, in addition to delivering such Shares, the Borrower shall also deliver to Lender additional Shares equal to 1% of all the Shares that were to be delivered hereunder for each additional ten-Trading-Day period during which the Shares are not so delivered (collectively, the “Additional Shares).  If a Delivery Failure occurs, the Lender may rescind its decision to receive payment in Shares at any time prior to delivery of the Shares; provided that in such case, Borrower shall still be required to deliver all Additional Shares that accrued prior to such rescission. Delivery of any Additional Shares shall not reduce the outstanding balance of this Note and none of the remedies provided to the Lender in this subsection shall limit any other remedies of the Lender hereunder or under any other agreement.

(e)           Most Favored Nations. Regardless of the Floor Price, during the period from the date of this Note through the Maturity Date, the Borrower shall not enter into any additional, or modify any existing, agreements with any existing or future investors of the Borrower that establish rights or otherwise benefit such investor(s) resulting in material rights or benefits more favorable to such investor in relation to the Lender, unless, in any such case, the Lender has been provided with such rights and benefits. However, in no event shall the conversion of any promissory note issued with terms materially the same as this Note whether it be issued prior or subsequent to the issuance of this Note, trigger the protections afforded herein.

Exhibit 10.4, 2

2. Events of Default. Unless waived in writing by the Lender, the Borrower shall be in default of this Note, the Principal Sum and all other amounts outstanding hereunder will become immediately due and payable on demand by the Lender, and the Borrower shall become liable to the Lender for all of Lender’s reasonable legal expenses (as determined by the Borrower’s current auditor, in the event of a dispute) in enforcing the terms of this Note, in any of the following events:

(a) if an order is made or a resolution is passed or a petition is filed for the winding-up, dissolution, liquidation or amalgamation of the Borrower;

(b) if the Borrower makes an assignment or proposal or a bankruptcy petition is filed or presented against the Borrower or the Borrower otherwise becomes subject to the provisions of any legislation for the benefit of its creditors or otherwise acknowledges its insolvency;

(c) if any execution, sequestration, extent or any other process of any kind becomes enforceable against the Borrower and is not satisfied within 30 calendar days;

(d) if the Borrower ceases or demonstrates an intention to cease to carry on the Borrower’s business;

(e) if the Borrower carries on any business that it is restricted from carrying on by its charter documents or by law;

(f) if the Borrower fails to make any payment as set out in this Note, including without limitation failing to deliver Shares within the timeframe set forth therein;

(g) if the Borrower fails to comply with or perform under any other provision of this Note; or

(h) if the Borrower materially defaults on the terms of any other debt that is currently outstanding or that is subsequently issued to the Lender or any third party.

(i) The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

(j) Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $150,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld

(k) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

Exhibit 10.4, 3

(l) The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC Markets (which shall include OTCPink, OTCQB and OTCQX)  or the equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

(m) The Borrower shall fail to comply in any material respect with the reporting requirements or obligations of the Exchange Act; and/or the Borrower shall cease to be subject to the reporting requirements or obligations of the Exchange Act.

(n) Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

(o) Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

(p) The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

(q) The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note.

(r) The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

(s) In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to section 1.3 on the note (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower. Additionally, In the event that the Share Reserve has been depleted and Borrower Fails to cause the increase of the number of shares within 3 business days of the reserve being depleted.

Exhibit 10.4, 4

(t) Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term “Other Agreements” shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

(u) the Borrower fails to remain current in its filings with the SEC for more than 30 days after the filing deadline.

(v) after 12 months following the date the Borrower no longer deems itself a shell as reflected in a ’34 Act filing on the Securities and Exchange’s Edgar filing system, the Lender is unable to convert this Note  into free trading shares for any reason, including, but not limited to, the Lender’s inability to sell the Borrower’s free trading shares on the market, and is not remedied within 30 days after such event arises.

(w) if, at any time, the Borrower fails to maintain the amount of Reserved shares, as specified in the Reserve Letter.

(x) Fundamental Change of Management.  In the event that Denis Corin is no longer a senior officer, director or “Affiliate” as defined in the Exchange Act of 1934, the Lender shall have the right to accelerate payment of all unpaid monies due under this Note.

The Lender may waive in writing any default by the Borrower in the observance or performance of any covenant, agreement or condition contained in this Note or any other event which without such waiver would cause the Principal Sum and Interest hereby to be immediately due and payable but no such waiver or other act or omission of the Lender will extend to or affect any subsequent default or event or the rights resulting therefrom.

Exhibit 10.4, 5

3. Covenants. The Borrower will at all times until payment in full of this Note and all interest due thereon:

(a) give to the Lender any information which it may reasonably require relating to the business of the Borrower, and upon request furnish access to its books and accounts and records at all reasonable times;

(b) maintain and preserve its charter and corporate organization in good standing and, subject to all the provisions herein contained, diligently preserve all the rights, powers, privileges and goodwill owned by the Borrower;

(c) conduct the Borrower’s business in a proper and businesslike manner; and

(d) take all action necessary to at all times have authorized, and reserved for the purpose of issuance, such number of Shares as shall be necessary to effect the full conversion of this Note.

4. Miscellaneous.

(a) The Lender agrees to pay for or reimburse any reasonable legal fees (as determined by the Borrower’s current auditor in the event of a dispute) incurred by the Borrower related to converting or collecting upon this Note.

5. Definitions.

For purposes of this Note:

“Trading Day” means any day on which the Borrower’s common stock is traded on the OTCQB, or, if the OTCQB is not the principal trading market for the common stock, then on the principal securities exchange or securities market on which the common stock is then traded, provided that “Trading Day” shall not include any day on which the common stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the common stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Lender.

“VWAP” means, for the common stock of the Borrower as of any date, the dollar volume-weighted average price for such security on the principal market (or, if the principal market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).

Exhibit 10.4, 6

5. Assignment. This Note and all its terms and conditions will enure to the benefit of the Lender and its successors and assigns, and will be binding upon the Borrower and the Borrower’s successors and assigns.  The Lender may not assign this Note without the written permission of the Borrower.

6. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Borrower hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the Effective Date set out above. Q BIOMED, INC.
By: _________________________________
Name: Denis Corin
Title: President

IN WITNESS WHEREOF, the Lender has caused this Note to be duly executed as of the Effective Date set out above. Lender
By: _________________________________
Name:
Title:

Exhibit 10.4, 7

Exhibit A

NOTICE OF CONVERSION

The undersigned, the holder of the Promissory Note dated ___________, 2015 in the principal amount of $______________, hereby surrenders such Note for conversion into ___________ shares of the restricted Common Stock of Q BioMed Inc., in exchange of the principal balance of the Note and any and all unpaid and accrued interest thereon representing ____% of the total unpaid principal and interest amount of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to:

Name: ________________________________

Delivery Address: ________________________________________________________________

Shareholder SSN or TIN: ________________________________

As a result, the outstanding balance including principal and interest is now $______________ and the note shall be amended and reissued as of the date of this notice.

Dated:

__________________________
Name:
(Signature must conform in all respects to name of Holder as specified on the face of the Note)

Agreed to and Accepted this ___________ day of ______, 20__

Q BIOMED INC.

By:_________________________
     Denis Corin, President

Exhibit 10.4, 8